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                                                                    EXHIBIT 10.2


                        THIRD AMENDMENT TO ALLERGAN, INC.
                          PENSION PLAN (RESTATED 1996)

The ALLERGAN, INC. PENSION PLAN (the "Plan") is hereby amended to read as follows:

1. The definition of the term "Employee" in Section 1.1 of the Plan is amended in its entirety, as follows:

                  "'Employee' means a person who is employed by or is an officer of the Company or an Affiliate, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company or an Affiliate, except that such term shall not include (a) any individual who performs services for the Company or an Affiliate and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or Affiliate and (b) any individual who performs services for the Company or an Affiliate pursuant to an agreement between the Company or Affiliate and any other person including a leasing organization except to the extent such individual is a Leased Employee."

2. The definition of the term "Eligible Employee" in Section 1.1 of the Plan is amended in its entirety as follows:

                  "'Eligible Employee' means an Employee who is employed by the Company or by an Affiliate designated by the Board of Directors of Allergan, but not by a joint venture in which the Company or such Affiliate is a joint venturer; provided, that an Employee with respect to whom retirement benefits have been the subject of good faith collective bargaining shall be an Eligible Employee only to the extent a collective bargaining agreement relating to him so provides. An Employee of an Affiliate or of the Company who is a Leased Employee, or who is neither a United States citizen nor a United States resident, shall not be an Eligible Employee. Notwithstanding the preceding sentence, for Plan Years beginning prior to January 1, 1996, an Eligible Employee shall not include a temporary employee classified as such by the Affiliate or the Company."

3. The effective date of this Third Amendment shall be January 1, 1999.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Third Amendment on the 26th day of August, 1999.

ALLERGAN, INC.


By: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary